UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 15, 2005

                                BEXIL CORPORATION
             (Exact name of registrant as specified in its charter)

                        Maryland                001-12233
                (State of Incorporation) (Commission File Number)

                                   13-3907058
                       (IRS Employer Identification No.)

                   11 Hanover Square, New York, New York 10005
               (Address of principal executive offices) (Zip Code)

                                  212-785-0400
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__       Written communications pursuant to Rule 425 under the Securities Act

__       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 4.02 Non-Reliance on Previous Issued Financial Statements or Related Audit
          Report or Completed Interim Review.

(a) On June 15, 2005, Bexil Corporation (the "Company") inadvertently filed its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004
(the "Report") before all pending edits and reviews were completed. Because the edits and review procedures had not been completed, the Company's Chief Financial Officer determined that the Company's financial statements for the fiscal years ended December 31, 2004 and 2003 as filed should not be relied upon. The Company's Chief Financial Officer alerted the Chairman of the Audit Committee of the Company's Board of Directors of the inadvertent filing on June 16, 2005 and the rest of the Audit Committee on June 16, 2005.

         On June 16, 2005, the Audit Committee discussed with the Company's management the above referenced matters.

         On June 16, 2005, the Company's Chief Financial Officer also alerted Deloitte & Touche, LLC ("Deloitte"), the Company's independent auditor, of the inadvertent filing and discussed with it the additional edits and review procedures that were required and the steps required to be taken as a result of the inadvertent filing.

         As a result of the discussions with the Audit Committee and Deloitte, the Company's management concluded that the filing of this Current Report on Form 8-K was necessary, along with the filing of an amended Annual Report on Form 10-KSB/A, after the additional edits and review procedures could be completed.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BEXIL CORPORATION
                                            (Registrant)


                                                    /s/  WILLIAM G. VOHRER
                                            By:     William G. Vohrer
                                                    Chief Financial Officer

Date: June 16, 2005

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